Registration No. 33-58488


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        Post-Effective Amendment No. 4 on
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)

             Kansas                                     48-0457967
    (State of incorporation)               (I.R.S. Employer Identification No.)

        2001 Edmund Halley Drive, Reston, Virginia 20191, (703) 433-4000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Leonard J. Kennedy, Esq.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                            Telephone (703) 433-4000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------
        Approximate date of commencement of proposed sale to the public:

                                 Not Applicable

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ____
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ____
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ____

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


     This Registration Statement as originally filed related to the offering of 1,500,000 shares of Sprint Corporation ("Sprint") Common Stock issuable under the Automatic Dividend Reinvestment Plan. On November 23, 1998, following approval by Sprint's shareholders, Sprint's Articles of Incorporation were restated to reclassify each share of its Common Stock into one share of FON Common Stock and one-half share of PCS Common Stock. The shares of PCS Common Stock resulting from the reclassification were deregistered in 1998.

     At the time of the two-for-one split of the FON Common Stock in the 1999 second quarter, there were 1,163,514 shares of FON Common Stock remaining under the Registration Statement. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock under the registration statement to 2,327,028 shares.

     In connection with the merger of Nextel Communications, Inc. with and into a subsidiary of Sprint in August 2005, Sprint amended its Articles of Incorporation to change its name to Sprint Nextel Corporation and to redesignate its FON Common Stock as common stock.

     For the foreseeable future, Sprint Nextel will not avail itself of the option to issue original issue shares of common stock to the Plan. Accordingly, Sprint Nextel hereby deregisters the shares of its common stock registered under this Registration Statement which remain unsold.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16.  Exhibits.

Exhibit
Number    Exhibit


 24       Power of Attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 29th day of September, 2006.

                                SPRINT NEXTEL CORPORATION


                             By:/s/ Michael T. Hyde
                                Michael T. Hyde, Assistant Secretary


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Name                      Title                           Date

GARY D. FORSEE*       Chief Executive Officer and Director  )
                      (Principal Executive Officer)         )
                                                            )
                                                            )
PAUL SALEH*           Chief Financial Officer               )
                      (Principal Financial Officer)         )
                                                            )
                                                            )
W.G. ARENDT*          Senior Vice President and             )
                      Controller                            )
                      (Principal Accounting Officer)        )
                                                            )
                                                            ) September 29, 2006
TIMOTHY M. DONAHUE*   Chairman                              )
                                                            )
                                                            )
KEITH J. BANE*        Director                              )
                                                            )
                                                            )
GORDON BETHUNE*       Director                              )
                                                            )
                                                            )
FRANK M. DRENDEL*     Director                              )
                                                            )
                                                            )
JAMES H. HANCE, JR.*  Director                              )
                                                            )
                                                            )
V. JANET HILL*        Director                              )

I. O. HOCKADAY, JR.*  Director                              )
                                                            )
                                                            )
WILLIAM E. KENNARD*   Director                              ) September 29, 2006
                                                            )
                                                            )
L. K. LORIMER*        Director                              )
                                                            )
                                                            )
WILLIAM SWANSON*      Director                              )




*    By:  /s/ Michael T. Hyde
          Michael T. Hyde, as Attorney-in-Fact
          pursuant to Power of Attorney filed
          with this Amendment

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                                  EXHIBIT INDEX


Exhibit
Number    Exhibit

24        Power of Attorney